Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant

Section 906 of Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Matrix Service Company (the “Company”) on Form 10-Q for the period ending February 28, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas E. Long, Vice President, Finance and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that based on my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 9, 2009

/s/ Thomas E. Long
Thomas E. Long
Vice President Finance and Chief Financial Officer